Exhibit 5.1
SECORE & WALLER, L.L.P.
ATTORNEYS AND COUNSELORS
FOUR FOREST
12222 MERIT DRIVE, SUITE 1350
DALLAS, TEXAS 75251
(972) 776-0200
TELECOPIER (972) 776-0240
www.secorewaller.com
                    , 2007
Via U. S. Mail
Proinvest Realty Fund, LLC
8333 Douglas Avenue, Suite 1450
Dallas, Texas 75225
Ladies and Gentlemen:
     We have acted as special counsel to Proinvest Realty Fund, LLC, a Delaware limited liability company (“Proinvest”) with respect to the preparation of the Registration Statement on Form S-11 (the “Registration Statement”), Registration No. 333-144134, filed with the Securities and Exchange Commission on June 28, 2007, as amended, in connection with the registration under the Securities Act of 1933 of up to $100,000,000 of units of limited liability company membership interest (the “Units”).
     As a basis for rendering this opinion, we have examined the Registration Statement and amendments thereto, the Certificate of Formation of Proinvest (the “Certificate of Formation”), that certain Amended and Restated Limited Liability Company Agreement of Proinvest Realty Fund, LLC dated May 1, 2007 (the “LLC Agreement”), consents of the members of Proinvest, consents of the managing directors of Proinvest, certificates or representations of public officials and of representatives of Proinvest, and such other documents as we have deemed necessary or appropriate for purposes of delivering this opinion.
     In rendering this opinion, we have assumed the following:
1.	The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
2.	The Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, including any amendments thereto;
3.	The Units will be issued only upon receipt of consideration therefor;

Proinvest Realty Fund, LLC
                    , 2007

4.	That Units will not be issued in excess of the number of Units authorized by the LLC Agreement;
5.	The Units will be issued and sold pursuant to the terms of a managing broker dealer agreement in substantially the form filed as an exhibit to the Registration Statement;
6.	Appropriate notation of the names and addresses of, the number of Units held by, and the consideration paid by, members of Proinvest will be maintained in the appropriate books and records of Proinvest in connection with the issuance or transfer of Units;
7.	The activities of Proinvest have been and will be conducted in accordance with the LLC Agreement; and
8.	No event has occurred subsequent to the filing of the Certificate of Formation that would cause a dissolution or liquidation of Proinvest under the LLC Agreement.
     We have assumed the genuineness of all signatures; the legal capacity of all individuals who have executed the documents we have examined; the authenticity of all documents submitted to us as originals; the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies); the authorization, adoption, execution and delivery, as applicable, by or on behalf of each of the parties, of the documents we have examined; and that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except minor changes not material to our opinion. We have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates or declarations of officers or other representatives of Proinvest. Our opinion is subject to principles of equity or common law that might render members liable for the obligations of Proinvest, such as wrongful conduct of a member.
     Based upon and subject to the foregoing, we are of the opinion that, when the Units have been issued and delivered in accordance with the terms of the Registration Statement and upon payment of the consideration therefor, the Units will be validly issued, fully paid and non-assessable.

Proinvest Realty Fund, LLC
                    , 2007

We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Secore & Waller, L.L.P.

/sdj